                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 31, 1999


                         PINNACLE HOLDINGS INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                        0-24773                  65-0652634
        --------                        -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


        1549 Ringling Boulevard, Third Floor Sarasota, Florida 34236
--------------------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: (941) 364-8886

                                  N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

     This Report on Form 8-K contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on the Registrant's current expectations. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Future events and actual results are subject to a number of risks and uncertainties and could differ materially from those currently anticipated or desired as a result of a number of factors, including, the effect of the substantial indebtedness and the Registrant's ability to service such indebtedness; the Registrant's dependence upon successfully identifying, consummating and integrating acquisitions; a significant portion of the Registrant's revenues coming from a limited number of customers; fulfilling the Registrant's anticipated capital needs for future acquisition and construction activity; business conditions and growth in the wireless communications industry; the impact of competition from the Registrant's competitors; and other risks and uncertainties, some of which have been or will be identified from time to time in the Registrant's reports filed with the Securities and Exchange Commission. Additional discussion of these factors effecting the Registrant's business and prospects is contained in the Registrant's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Registrant undertakes no obligation to publicly update or revise such forward-looking statements.

     On September 14, 1999, the Registrant filed a report on Form 8-K with respect to the acquisition of certain assets of Motorola, Inc. At that time it was impracticable to provide the financial statements and pro forma information required to be filed therewith relative to the acquired assets, and the Registrant stated in such Form 8-K that it intended to file the required financial statements and proforma financial information as soon as practicable, but no later than 60 days from the date of that filing. By this amendment to such Form 8-K, the Registrant is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

    (a) Financial Statements of Business Acquired.

         . Report of Independent Auditors

         . Statements of Net Assets as of December 31, 1997 and 1998 and July 4,
           1999 (unaudited)

         . Statements of Operations and Changes in Net Assets for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 26, 1998 and July 4, 1999 (unaudited)

         . Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 26, 1998 and July 4, 1999 (unaudited)

    (b) Pro Forma Financial Information.

         . Introduction to Unaudited Pro Forma Consolidated Financial
           Information

         . Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999

         . Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June
           30, 1999

         . Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998

              . Unaudited Pro Forma Consolidated Statement of Operations for the
                six months ended June 30, 1999

              . Notes to Unaudited Pro Forma Consolidated Statements of
                Operations

     (c) Exhibits.


         Exhibit Number                        Description
         --------------                        -----------

              2.1 Agreement for Purchase and Sale of Assets dated June 25, 1999 between Pinnacle Towers Inc. and Motorola, Inc.*

              2.2 Amendment to Agreement for Purchase and Sale of Assets dated as of August 31, 1999 between Pinnacle Towers Inc. and Motorola, Inc.+

              4.1 Registration Rights Agreement dated as of August 31, 1999 between the Registrant and Motorola, Inc.+



               *Incorporated by reference to the Registrant's Registration Statement on Form S-3 (SEC File No 333-82273), as amended, filed with the Securities and Exchange Commission on July 2, 1999.
               +Previously filed.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PINNACLE HOLDINGS INC.
                                         (Registrant)


                                         By: /s/ Steven R. Day
                                            ____________________________________
                                            Steven R. Day, Chief Financial
                                               Officer,
                                            Vice President and Secretary

                                            Date: November 15, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Motorola, Inc.:

   We have audited the accompanying statements of net assets of the North American Antenna Sites Business of Motorola, Inc. (Business), as of December 31, 1997 and 1998 and the related statements of operations and changes in net assets and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   The accompanying financial statements were prepared on the basis of presentation described in Note 2. The accompanying financial statements include allocations for common services provided by Motorola, Inc. and are not necessarily indicative of the financial position, results of operations, and cash flows had the Business operated as a stand-alone entity.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Business as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, on the basis described in Note 2, in conformity with generally accepted accounting principles.

                                          KPMG LLP
                                          Chicago, IL

June 16, 1999

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                            STATEMENTS OF NET ASSETS

            December 31, 1997 and 1998 and July 4, 1999 (unaudited)
                             (dollars in thousands)

                                                     December 31,      July 4,
                                                    ---------------  -----------
                                                     1997    1998       1999
                                                    ------- -------  -----------
                                                                    (unaudited)
                      Assets
Current assets:
  Accounts receivable, net of allowance for
   doubtful accounts of $227, $49, and $315 at
   December 31, 1997 and 1998, and July 4, 1999..   $ 3,908 $ 2,892   $ 3,300
  Prepaid rent....................................    4,037   3,606     4,342
                                                    ------- -------   -------
    Total current assets..........................    7,945   6,498     7,642
Property and equipment, net.......................   41,593  39,533    36,765
Goodwill, net of accumulated amortization of $134,
 $138, and $151 at December 31, 1997 and 1998, and
 July 4, 1999....................................      183     574        996
                                                    ------- -------   -------
    Total assets..................................  $49,721 $46,605   $45,403
                                                    ======= =======   =======
            Liabilities and Net Assets
Current liabilities:
  Accounts payable................................  $ 1,838 $ 1,717   $ 1,465
  Accrued expenses................................    2,457   1,988       810
  Deferred revenue................................    1,786   1,793     3,157
                                                    ------- -------   -------
    Total current liabilities.....................    6,081   5,498     5,432
Net assets........................................   43,640  41,107    39,971
                                                    ------- -------   -------
    Total liabilities and net assets..............  $49,721 $46,605   $45,403
                                                    ======= =======   =======


                See accompanying notes to financial statements.

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

               STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS

         Years ended December 31, 1996, 1997, and 1998 and the six months ended June 26, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)

                                                              Six months ended
                                Years ended December 31,     -----------------
                               ----------------------------  June 26,  July 4,
                                 1996      1997      1998      1998     1999
                               --------  --------  --------  --------- -------
                                                                (unaudited)
Net revenue:
  Parent...................... $ 10,163  $  8,917  $  7,563   $ 4,543  $ 3,319
  Other parties...............   78,473    80,182    78,045    38,605   38,762
                               --------  --------  --------   -------  -------
    Total net revenue.........   88,636    89,099    85,608    43,148   42,081
Operating expenses:
  Direct tower costs..........   50,466    51,553    50,416    25,217   24,023
  Selling, general, and
   administrative.............    8,194    10,966    11,516     5,629    5,258
  Depreciation and
   amortization...............    9,292     9,271     8,476     4,305    4,197
  Allocated costs from the
   parent.....................    9,871     6,265     4,168     2,772    1,534
                               --------  --------  --------   -------  -------
    Income before income
     taxes....................   10,813    11,044    11,032     5,225    7,069
Income taxes..................    4,318     4,398     4,382     2,074    2,800
                               --------  --------  --------   -------  -------
    Net income................    6,495     6,646     6,650     3,152    4,269
Net assets, beginning of
 period.......................   47,329    43,878    43,640    43,640   41,107
Transfers to Parent...........   (9,946)   (6,884)   (9,183)   (5,215)  (5,405)
                               --------  --------  --------   -------  -------
Net assets, end of period..... $ 43,878  $ 43,640  $ 41,107   $41,577  $39,971
                               ========  ========  ========   =======  =======


                See accompanying notes to financial statements.

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                            STATEMENTS OF CASH FLOWS

       Years ended December 31, 1996, 1997, and 1998 and the six months ended June 26, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)

                                Years ended December 31,      Six months ended
                               ----------------------------  ------------------
                                                             June 26,  July 4,
                                 1996      1997      1998      1998      1999
                               --------  --------  --------  --------- --------
                                                                (unaudited)
Cash flows from operating
 activities:
 Net income................... $  6,495  $  6,646  $  6,650   $ 3,152  $ 4,269
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
  Depreciation and
   amortization...............    9,292     9,271     8,476     4,305    4,197
  Allowance for doubtful
   accounts...................     (124)      148      (178)      (98)      30
  Change in assets and
   liabilities:
   Accounts receivable........    2,879    (1,358)    1,194      (145)     402
   Prepaid rent...............     (766)      479       431      (130)    (167)
   Accounts payable...........     (391)      229      (121)     (339)     (53)
   Accrued expenses and
    deferred revenue..........     (843)      391      (463)    2,360   (2,801)
                               --------  --------  --------   -------  -------
    Net cash provided by
     operating activities.....   16,542    15,806    15,989     9,105    5,877
                               --------  --------  --------   -------  -------
Cash used in investing
 activities--capital
 expenditures.................   (6,596)   (8,922)   (6,806)   (3,890)    (472)
                               --------  --------  --------   -------  -------
Cash used in financing
 activities--net cash
 transferred to Parent........   (9,946)   (6,884)   (9,183)   (5,215)  (5,405)
                               --------  --------  --------   -------  -------
    Cash at beginning and end
     of period................ $    --   $    --   $    --    $   --   $   --
                               ========  ========  ========   =======  =======


                See accompanying notes to financial statements.

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                         NOTES TO FINANCIAL STATEMENTS

    Years ended December 31, 1996, 1997, and 1998 and the six months ended
            March 28, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)

(1) Description of Business

   The primary function of the North American Antenna Sites Business of Motorola, Inc. (Business) is the renting, managing, and operating of antenna and transmitter space on communication towers and provides related services to and for companies using or providing cellular telephone, personal communications services, paging, microwave, and specialized mobile radio services. The Business currently owns, manages, and/or leases approximately 2,000 communication tower sites located in both the United States and Canada.

   The Business is wholly-owned by its parent, Motorola, Inc. (Parent).

(2) Basis of Presentation

   The accompanying financial statements have been prepared in accordance with generally accepted accounting principles utilizing the accounting practices and procedures of its Parent and have been derived from the accounting records of the Parent. The financial statements include allocations for common services provided by the Parent and are not necessarily indicative of the financial position, results of operations, or cash flows had the Business operated as a stand-alone entity.

   The statements of net assets, statements of operations and changes in net assets, and statements of cash flows as of and for the quarters ended March 28, 1998 and April 3, 1999 are unaudited but include, in the opinion of management of the Business, all adjustments, consisting only of normal recurring items, necessary for a fair presentation of such financial statements.

   The Business' cash resources are managed under a centralized system wherein receipts are deposited to the Parent's corporate accounts and disbursements are centrally funded. Accordingly, cash, income taxes, and other common services or activities provided by the Parent and related-party transactions are reflected as a change in the net assets account.

   Where it is possible to specifically identify operating costs with the activities of the Business, these amounts have been charged or credited directly to the Business without allocation or apportionment.

   Expenses for certain common services provided by the Parent, such as cash management and other treasury services, legal, patent, tax, insurance administration, payroll administration, corporate accounting, audit, and human resources have been included in the financial statements. Expenses for common services provided by the Parent have been allocated to the Business based on a budget formula that was agreed upon at the beginning of each year. Individual expense categories are generally allocated on the basis of revenue or other measures of business unit activity levels.

   In management's opinion, the methods employed in allocating the expenses described above are reasonable. However, the amounts may not represent the amounts that would have been incurred had these transactions occurred with third parties at "arm's length".

(3) Summary of Significant Accounting Policies

 (a) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

    Years ended December 31, 1996, 1997, and 1998 and the six months ended
            March 28, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)

liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (b) Property and Equipment

   Property and equipment is stated at cost. Depreciation of antenna towers and related equipment is calculated using accelerated and straight-line methods over the estimated useful lives of the assets, which are five to seven years. Depreciation of buildings is calculated using accelerated methods over the estimated useful lives of the assets, which are twenty years. Depreciation of office equipment is calculated using accelerated and straight-line methods over the estimated useful lives of the assets, which are three to seven years. Depreciation of automobiles is calculated using straight-line methods over the estimated useful lives of the assets, which are two to four years.

   Repairs and maintenance are expensed as incurred and betterments are capitalized.

 (c) Goodwill

   The excess of cost over fair value of antenna sites acquired is amortized on a straight-line basis over its estimated useful life of ten years.

 (d) Deferred Revenue

   Deferred revenue consists of advance site rent payments from customers. The amount is amortized to revenue when the Business provides the customer with the site rental service.

 (e) Revenue Recognition

   Revenues are recognized as tower services are provided. Amounts received prior to services being performed are deferred until such time as the revenue is earned.


 (f) Income Taxes

   The Business represents a business unit of Motorola, Inc. and as such does not file separate income tax returns. The results of operations are included in the consolidated tax return of the Parent. The income tax provision included in the accompanying statements of operations and changes in net assets has been computed as if the Business were a separate company.

   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Income taxes are settled through net transfers to Parent.

 (g) Concentration of Customer and Credit Risks

   The Business' customers are comprised of wireless communication providers who rent antenna and transmitter space on the Business' antenna towers. Financial instruments which potentially subject the Business to concentrations of credit risk consist principally of accounts receivable. As of December 31,

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

    Years ended December 31, 1996, 1997, and 1998 and the six months ended
            March 28, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)

1997 and 1998, one customer accounted for 11% and 24% of the total accounts receivable balance, respectively. For the years ended December 31, 1996, 1997, and 1998, the Parent accounted for 11%, 10%, and 9% of net revenue, respectively and one other customer accounted for 24%, 21%, and 18% of net revenue, respectively.

   Accounts receivable are generally unsecured; management believes its allowance for doubtful accounts is adequate to cover any exposure to loss.

 (h) Fair Values of Financial Instruments

   The Business believes that the carrying amounts of its financial instruments, consisting of accounts receivable, accounts payable, and accrued expenses, approximate the fair value of such items due to the short term nature of these instruments.

 (i) Reclassifications

   Certain amounts in prior years' financial statements and related notes have been reclassified to conform to the 1998 presentation. In addition, certain amounts previously classified as an element of net assets have been reclassified to property and equipment and prepaid rent to properly reflect the assets that are specifically identifiable to the Business.


(4) Property and Equipment

     Property and equipment consists of the following:

                                                              December 31,
                                                           --------------------
                                                             1997       1998
                                                           ---------  ---------
   Antenna towers and related equipment................... $ 107,481  $ 107,313
   Buildings..............................................    32,365     33,620
   Land...................................................     5,750      5,822
   Office equipment.......................................     2,501      2,420
   Automobiles............................................     1,419      1,407
                                                           ---------  ---------
                                                             149,516    150,582
   Less accumulated depreciation..........................  (107,923)  (111,049)
                                                           ---------  ---------
                                                           $  41,593  $  39,533
                                                           =========  =========

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

    Years ended December 31, 1996, 1997, and 1998 and the six months ended
            March 28, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)


(5) Accrued Expenses

     Accrued expenses consist of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
   Accrued real estate taxes..................................... $  200 $  200
   Accrued bonus.................................................    799    --
   Accrued vacation..............................................    172    193
   Accrued commissions...........................................     84    132
   Accrued rent..................................................    945  1,221
   Accrued other.................................................    257    242
                                                                  ------ ------
                                                                  $2,457 $1,988
                                                                  ====== ======

(6) Related-party Transactions

   Details with respect to the net transfers from (to) Parent, follow:

                                                   Years ended December 31,
                                                  ----------------------------
                                                    1996      1997      1998
                                                  --------  --------  --------
   Cash receipts by the Parent on behalf of the
    Business....................................  $(90,297) $(87,735) $(86,624)
   Cash disbursements by the Parent on behalf of
    the Business................................    76,033    76,453    73,059
   Current and deferred income tax liabilities..     4,318     4,398     4,382
                                                  --------  --------  --------
                                                  $ (9,946) $ (6,884) $ (9,183)
                                                  ========  ========  ========

   Employees of the Business are eligible for various benefits under programs maintained by the Parent. Related liabilities or assets are not included in the Business' financial statements but rather are reported as an element of net assets.

   The Business engages in transactions with its Parent in the normal course of its business. These transactions include the renting of antenna tower space and the allocation of certain expenses.

   In management's opinion, the foregoing transactions were consummated based on amounts agreed upon between the respective parties and are reasonable. However, these amounts may not represent the amounts that would have been incurred has these transactions occurred with third parties at "arms-length."

                         NORTH AMERICAN ANTENNA SITES
                          BUSINESS OF MOTOROLA, INC.

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

    Years ended December 31, 1996, 1997, and 1998 and the six months ended
           March 28, 1998 (unaudited) and July 4, 1999 (unaudited)
                            (dollars in thousands)


(7) Income Taxes

   Income tax expense (benefit) for the years ended December 31, 1996, 1997, and 1998 consists of:

                                                       Current Deferred  Total
                                                       ------- --------  ------
   Year ended December 31, 1996:
     U.S. Federal..................................... $4,415  $(1,239)  $3,176
     State and local..................................    949     (267)     682
     Foreign..........................................    460      --       460
                                                       ------  -------   ------
                                                       $5,824  $(1,506)  $4,318
                                                       ======  =======   ======
   Year ended December 31, 1997:
     U.S. Federal..................................... $4,759  $(1,409)  $3,350
     State and local..................................  1,023     (303)     720
     Foreign..........................................    328      --       328
                                                       ------  -------   ------
                                                       $6,110  $(1,712)  $4,398
                                                       ======  =======   ======
   Year ended December 31, 1998:
     U.S. Federal..................................... $3,069  $   370   $3,439
     State and local..................................    660       80      740
     Foreign..........................................    203      --       203
                                                       ------  -------   ------
                                                       $3,932  $   450   $4,382
                                                       ======  =======   ======

   Income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to income before income taxes as a result of the following:

                                                     Years ended December 31,
                                                    --------------------------
                                                      1996     1997     1998
                                                    -------- -------- --------
   Income tax expense at statutory rate............ $  3,785 $  3,866 $  3,861
   Increase in tax expense resulting from:
     State and local income taxes, net of Federal
      benefit......................................      444      468      481
     Taxes on non-U.S. earnings....................       89       64       40
                                                    -------- -------- --------
                                                    $  4,318 $  4,398 $  4,382
                                                    ======== ======== ========

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                               December 31,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
   Deferred tax assets--liabilities not currently deductible
    for tax purposes........................................  $   944  $   729
   Deferred tax liabilities--property and equipment,
    principally due to differences in depreciation..........   (1,850)  (2,085)
                                                              -------  -------
     Net deferred tax liability.............................  $  (906) $(1,356)
                                                              =======  =======

                          NORTH AMERICAN ANTENNA SITES
                           BUSINESS OF MOTOROLA, INC.

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

    Years ended December 31, 1996, 1997, and 1998 and the six months ended
            March 28, 1998 (unaudited) and July 4, 1999 (unaudited)
                             (dollars in thousands)


   The foregoing net deferred tax liability has been settled through Transfers to Parent and is included as a component of net assets at December 31, 1997 and 1998.

(8) Commitments and Contingencies

 Leases

   Certain antenna sites are leased by the Business under operating leases with noncancelable lease terms expiring at various dates through 2029. Future minimum payments under these lease agreements are as follows:

       Year ending
       December 31,                                                     Amount
       ------------                                                     -------
        1999........................................................... $ 6,055
        2000...........................................................   5,372
        2001...........................................................   4,546
        2002...........................................................   3,621
        2003...........................................................   3,431
        Thereafter.....................................................  15,299
                                                                        -------
                                                                        $38,324
                                                                        =======

   Rent expense for the years ended December 31, 1996, 1997, and 1998 amounted to $37,319, $38,895, and $38,484, respectively, and is reported in the statements of operations as an element of direct tower costs.

        INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1999 gives pro forma effect to:

 .     the Registrant's acquisition of approximately 1,858 communications sites from Motorola, Inc. (the "Motorola Antenna Site Acquisition") and related financing; and

 .     the Registrant's public offering of 11,000,000 shares of its common stock
      (including 2,550,000 shares sold by certain stockholders) at a price per share of $25.00 (the "Secondary Offering");

as if each had occurred as of June 30, 1999.

The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 gives pro forma effect to:

 .     the Registrant's acquisition of 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses (the "Southern Towers Acquisition");

 .     the Registrant's acquisition of 166 towers from Mobile Media and its affiliates for approximately $170 million (the "MobileMedia Acquisition");

 .     the Motorola Antenna Site Acquisition;

 .     related financing of the acquisitions referred to above;

 .     the Registrant's initial public offering ("IPO"); and

 .     the Secondary Offering;

as if each had occurred as of January 1, 1998.

    The Registrant accounts for its acquisitions under the purchase method of accounting. The total cost of site rental businesses acquired including related fees and expenses is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price allocations for the respective acquisitions included in the unaudited pro forma data are preliminary. However, the Registrant does not expect that the final allocation of the purchase price will be materially different from its preliminary allocation.

    The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of our results of operations or financial position had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations that may be expected to occur in the future. Furthermore, the unaudited pro forma financial data are based upon assumptions that the Registrant believes are reasonable and should be read in conjunction with the financial statements and the accompanying notes thereto.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of June 30, 1999
                                (in thousands)

                                                         Adjustments
                                          Pinnacle           for            Adjustments
                                          Holdings         Motorola             for            Pro forma
                                          June 30,        Antenna Site       Secondary             as
Assets                                      1999         Acquisition(a)      Offering(b)        Adjusted
                                        -----------      --------------     ------------      ----------
Current Assets:
 Cash and equivalents                   $     5,065      $                  $                 $    5,065
 Accounts receivable                          3,423               3,300                -           6,723
 Prepaid expenses and other
   current assets                             1,424               4,342                -           5,766
                                        -----------      --------------     ------------      ----------
      Total current assets                    9,912               7,642                -          17,554

Tower assets, net                           616,607             191,493                -         808,100
Leasehold interest, net                           -              81,190                -          81,190
Fixed assets, net                             2,517                 892                -           3,409
Land                                         21,587               5,469                -          27,056
Deferred debt costs, net                     13,366                   -                           13,366
Other assets                                  1,288                   -                -           1,288
                                        -----------      --------------     ------------      ----------
                                        $   665,277      $      286,686     $          -      $  951,963
                                        ===========      ==============     ============      ==========

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                       $     6,744      $        1,465     $          -      $    8,209
 Accrued expenses                            13,916              28,260                           42,176
 Deferred revenue                             3,043               3,157                -           6,200
 Current portion of long-term debt            1,074                   -                -           1,074
                                        -----------      --------------     ------------      ----------
 Total current liabilities                   24,777              32,882                -          57,659

Long-term debt                              442,095             245,000         (205,519)        481,576
Other liabilities                               268                   -                -             268
                                        -----------      --------------     ------------      ----------
                                            467,140             277,882         (205,519)        539,503
                                        -----------      --------------     ------------      ----------

Stockholders' Equity
Common stock                                     32                   -                8              40

Additional paid-in
 Capital                                    274,974               8,804          205,511         489,289


Accumulated deficit                         (76,869)                  -                -         (76,869)
                                        -----------      --------------     ------------      ----------
 Total stockholder's equity                 198,137               8,804          205,519         412,460
                                        -----------      --------------     ------------      ----------
                                        $   665,277      $      286,686     $          -      $  951,963
                                        ===========      ==============     ============      ==========

                 See accompanying Notes to Unaudited Pro Forma
                          Consolidated Balance Sheet

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

 (a) Represents the pro forma impact of the Motorola Antenna Site Acquisition for a total cost of $253,804, and the Registrant's preliminary allocation of purchase price in accordance with the purchase method of accounting, and the related debt financing under its credit facility and issuance of the Common Stock, as follows:

                                                    Motorola
                                                     as of                                  Pro Forma
                                                 July 4, 1999                              for Motorola
                                                 (unaudited)         Adjustments(1)        Acquisition
                                                -------------        --------------        ------------
     Accounts receivable...................     $       3,300        $           --        $      3,300
     Prepaid rent..........................             4,342                    --               4,342
     Tower assets, net.....................            36,765               154,728             191,493
     Leasehold interests, net..............                --                81,190              81,190
     Fixed assets, net.....................                --                   892                 892
     Land .................................                --                 5,469               5,469
     Other assets..........................               996                  (996)                 --
                                                -------------        --------------        ------------
     Total assets..........................     $      45,403        $      241,283        $    286,686
                                                =============        ==============        ============
     Accounts payable......................             1,465                                     1,465
     Accrued expenses......................               810                27,450              28,260
     Other liabilities.....................             3,157                    --               3,157
     Debt..................................                --               245,000             245,000
     Additional paid in capital............                --                 8,804               8,804
     Net assets............................            39,971               (39,971)                 --
                                                -------------        --------------        ------------
          Total liabilities and net assets.     $      45,403        $      241,283        $    286,686
                                                =============        ==============        ============

     (1) Reflects the Registrant's preliminary allocation of purchase price, the incurrence of pro forma debt under the credit facility and the issuance of the Common Stock.

 (b) Reflects the receipt and use of estimated net proceeds of the Secondary Offering to the Registrant of $205,519 net of the estimated underwriting discounts and commissions and expenses from such offering totaling $10,731.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Year Ended December 31, 1998
                    (in thousands, except per share amount)

                                                      Adjustments                    Adjustments   Adjustments
                                       Pinnacle           for        Adjustments         for           for        Adjustments
                                       Holdings        Southern          for          Motorola       Initial          for
                                     December 31,       Towers       MobileMedia    Antenna Site      Public       Secondary
                                         1998        Acquisition(a) Acquisition(b)  Acquisition(c) Offering(d)    Offering(e)
                                     --------------  -------------- --------------- -------------- ------------- --------------
Site rental revenue                   $   32,019      $     836      $   8,863       $   85,108     $          -  $          -

Site operating expenses, excluding
depreciation and amortization
                                           6,166            185            836           47,582                -             -
                                     --------------  -------------- --------------- -------------- ------------- --------------
   Gross margin, excluding
   depreciation and amortization          25,853            651          8,027           37,526               -              -

Other expenses:
  General and administrative               4,175             15            381           14,034               -              -
  Corporate development                    6,382              -              -                -               -              -
  State franchise, excise and
  minimum taxes                              686              -              -                -               -              -
  Depreciation                            22,513            955          7,636           45,370               -              -
                                     --------------  -------------- --------------- -------------- ------------- --------------
                                          33,756            970          8,017           59,404               -              -
                                          (7,903)          (319)            10          (21,878)              -              -
Interest expense                          12,300         (1,969)         5,599           20,825      (10,661)(f)    (17,469)(f)
Amortization of original issue
discount and debt issuance costs          16,427          4,138                               -                              -

                                     --------------  -------------- --------------- -------------- ------------- --------------
Income/(loss) before extraordinary
item                                     (36,630)        (2,488)        (5,589)         (42,703)         10,661         17,469

Extraordinary loss from
extinguishment of debt                     5,641              -              -                -               -              -

Net loss                                 (42,271)        (2,488)        (5,589)         (42,703)         10,661         17,469

Payable in kind preferred dividends
and accretion                              3,094              -          6,438                -          (9,532)             -

                                     ==============  ============== =============== ============== ============= ==============
Net loss attributable to common
shareholders                          $  (45,365)     $  (2,488)     $ (12,027)      $  (42,703)    $    20,193   $     17,469
                                     ==========================================================================================

Basic loss per common share:
  Loss before extraordinary item      $    (4.95)
  Extraordinary item                      (13.48)
                                     --------------
  Net loss                            $ (108.453)
                                     ==============
Weighted average number of
  common shares                              418


                                         Pro
                                        forma
                                         as
                                      Adjusted
                                     ------------
Site rental revenue                   $ 126,826

Site operating expenses, excluding
depreciation and amortization
                                         54,769
                                     ------------
   Gross margin, excluding
   depreciation and amortization         72,057

Other expenses:
  General and administrative             18,605
  Corporate development                   6,382
  State franchise, excise and
  minimum taxes                             686
  Depreciation                           76,474
                                     ------------
                                        102,147
                                        (30,090)
Interest expense                          8,625
Amortization of original issue
discount and debt issuance costs         20,565

                                     ------------
Income/(loss) before extraordinary
item                                    (59,280)

Extraordinary loss from
extinguishment of debt                    5,641

Net loss                                (64,921)

Payable in kind preferred dividends
and accretion                                 -

                                     ============
Net loss attributable to common
shareholders                          $ (64,921)
                                     ============

Basic loss per common share:          $   (1.44)
loss before Extraordinary item            (0.14)
                                     ------------
Extraordinary item
Net loss                              $   (1.58)
                                     ============
Weighted Average Number
of common shares                         41,069

   See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Six Months Ended June 30, 1999
                   (in thousands, except per share amounts)


                                                            Adjustments
                                                                for
                                            Pinnacle          Motorola          Adjustments    Adjustments        Pro
                                            Holdings          Antenna               for              for         forma
                                            June 30,            Site          Initial Public      Secondary        as
                                              1999         Acquisition(g)       Offering(d)      Offering(e)    Adjusted
                                            --------       --------------     --------------   -------------    --------
Site rental revenue                         $ 25,757       $      41,747      $        -       $       -        $ 67,504

Site operating expenses, excluding
depreciation and amortization                  4,827              22,522               -               -          27,349
                                            --------       -------------      ----------       ---------        --------
Gross margin, excluding
depreciation and amortization                 20,930              19,225               -               -          40,155

Other expenses:
  General and administrative                   1,612               5,967               -               -           7,579
  Corporate development                        3,271                   -               -               -           3,271
  State franchise, excise and
    minimum taxes                                404                   -               -               -             404
  Depreciation                                19,649              22,685               -               -          42,334
                                            --------       -------------      ----------       ---------        --------
                                              24,936              28,652               -               -          53,588
Income (loss) from operations                 (4,006)             (9,427)              -               -         (13,433)
Interest expense                               8,240              10,413          (5,330)(f)      (8,735)(f)       4,588
Amortization of original issue
discount and debt issuance costs              11,228                   -               -               -          11,228

                                            --------       -------------      ----------       ---------        --------
Net loss                                     (23,474)            (19,840)          5,330           8,735         (29,249)
                                            ========       =============      ==========       =========        ========

Payable in kind preferred
dividends and accretion                        2,930                   -          (2,930)              -               -

                                            --------       -------------      ----------       ---------        --------
Net loss attributable to common
shareholders                                $(26,404)      $     (19,840)     $    8,260       $   8,735        $(29,249)
                                            ========       =============      ==========       =========        ========

Basic and diluted loss per
  common share                              $  (1.05)                                                           $  (0.86)
Weighted averaged number
  of shares of common stock
  outstanding                                 25,085                                                              34,154

   See accompanying Notes to Unaudited Pro Forma Consolidated Statements of
                                  Operations

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                (in thousands)

(a) Reflects the historical operating results of Southern Communications site operations and the pro forma effect of site rental revenue, site operating expenses and site asset depreciation, and the related financing of the Southern Towers Acquisition under the Registrant's credit facility, assuming the transaction was completed on January 1, 1998, as follows:

                                                                Southern Towers
                                                                 for the Period                  Adjustments for
                                                                from January 1,                      Southern
                                                                  1998 through                        Towers
                                                                 March 3, 1998    Adjustments      Acquisition
                                                                 -------------    -----------      -----------
                                                                  (unaudited)     (unaudited)      (unaudited)
Site rental revenues........................................   $           178    $    658 (1)   $          836
Site operating expenses, excluding depreciation and
   amortization.............................................               153          32 (1)              185
                                                               ---------------    --------       --------------
Gross profit excluding depreciation and amortization........                25         626                  651
General and administrative..................................                15          --                   15
Depreciation................................................               340         615 (2)              955
                                                               ---------------    --------       --------------
Loss from operations........................................              (330)         11                 (319)
Interest income.............................................                --      (1,969)(3)           (1,969)
Amortization of original issue discount and debt
   issuance costs...........................................                --       4,138 (3)            4,138
                                                               ---------------    --------       --------------
Net loss....................................................   $          (330)   $ (2,158)      $       (2,488)
                                                               ===============    ========       ==============

     (1) Represents incremental increases in pro forma site rental revenues and operating expenses pursuant to the executed lease agreement with Southern Communications, and related affiliates.
     (2) Reflects the increase in pro forma depreciation on site assets acquired resulting from the Registrant's preliminary application of purchase accounting.
     (3) Reflects the pro forma increase in net interest expense associated with the financing of the Southern Towers Acquisition and the subsequent issuance of the 10% Senior Discount Notes Due 2008.

(b) Reflects the historical operating results of MobileMedia and its subsidiaries' tower operations and the pro forma effect of site rental revenue, site operating expenses and site asset depreciation, and the related financing of the MobileMedia Acquisition, assuming the transaction was completed on January 1, 1998, as follows:

                                                            Mobile Media
                                                              for the
                                                            Period from
                                                          January 1, 1998                   Adjustments for
                                                              through                         Mobile Media
                                                         September 2, 1998    Adjustments     Acquisitions
                                                         -----------------    -----------     ------------
                                                            (unaudited)       (unaudited)      (unaudited)
Site rental revenues.................................... $          1,698    $  7,165 (1)   $        8,863
Site operating expenses, excluding depreciation and
amortization............................................              690         146 (1)              836
                                                         ----------------    --------       --------------
Gross profit excluding depreciation and amortization....            1,008       7,019                8,027
General and administrative..............................              381          --                  381
Depreciation............................................              356       7,280 (2)            7,636
                                                         ----------------    --------       --------------
Loss from operations....................................              271        (261)                  10
Interest expense........................................               --       5,599 (3)            5,599
Net income (loss).......................................              271      (5,860)              (5,589)
Dividends and accretion on preferred stock..............               --       6,438 (4)            6,438
                                                         ----------------    --------       --------------
Net income (loss) attributate to common stock........... $            271    $(12,298)      $      (12,027)
                                                         ================    ========       ==============

     (1) Represents incremental increases in pro forma tower revenues and operating pursuant to the executed lease agreement with MobileMedia, and its subsidiaries.
     (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Registrant's preliminary application of purchase accounting.
     (3) Reflects the increase in pro forma interest expense associated with the debt financing of the MobileMedia Acquisition under the Registrant's credit facility.
     (4) Reflects dividends accrued and accretion to liquidation value on preferred stock that the Registrant previously had outstanding.

(c) Reflects the historical operating results of Motorola antenna site business and the pro forma effect of operations, and the related financing of the Motorola Antenna Site Acquisition under our credit facility and the issuance of the Common Stock, assuming the transaction was completed on January 1, 1998, as follows:

                                                                   Motorola
                                                                    for the                             Adjustments for
                                                                  Period Ended                               Motorola
                                                                  December 31,                            Antenna Site
                                                                      1998          Adjustments           Acquisition(1)
                                                        ----------------------  -------------------  -----------------
                                                                                     (unaudited)          (unaudited)

Site rental revenue..................................... $             85,608    $         (500)(1)  $          85,108
Site operating expenses, excluding depreciation and
amortization............................................               50,416            (2,834)(2)             47,582
                                                        ---------------------    ---------------     -----------------
Gross margin excluding depreciation and amortization....               35,192            2, 334                 37,526

Other expenses:
   General and administrative...........................               11,516            (1,650)(3)              9,866
   Corporate development................................                   --                --                     --
    State franchise, excise and minimum taxes...........                   --                --                     --
   Allocated costs from parent..........................                4,168                --                  4,168
   Depreciation and amortization........................                8,476            36,894 (4)             45,370
                                                        ---------------------    --------------      -----------------
Income (loss) from operations...........................               11,032           (32,910)               (21,878)
Interest expense........................................                   --            20,825 (5)             20,825
                                                        ---------------------    --------------      -----------------
Net income (loss) before income taxes................... $             11,032    $      (53,735)     $         (42,703)
                                                        =====================    ==============      ==================

(1) Represents the pro forma adjustment to site rental revenue for those sites leased from the Registrant by the Motorola antenna site business, as such amounts will be eliminated as a direct result of the Motorola Antenna Site Acquisition.
(2) Represents the pro forma adjustment to site operating expense for those sites leased from the Registrant by the Motorola antenna site business, as such amounts will be eliminated as a direct result of the Motorola Antenna Site Acquisition as well as elimination of certain losses on adverse leases that are accrued for under the Registrant's preliminary application of purchase accounting.
(3) Represents elimination of historical personnel costs related to employees who will not continue under the Motorola Purchase Agreement that are accrued for under the Registrant's preliminary application of purchase accounting.
(4) Represents the increase in depreciation and amortization expense as a result of the Registrant's application of purchase accounting and the Registrant's preliminary fair value determination of acquired assets.
(5) Represents the additional pro forma interest expense associated with the financing of the Motorola Antenna Site Acquisition under the Registrant's credit facility.

(d) Reflects the pro forma effects of the IPO, assuming it was completed as of January 1, 1998.

(e) Reflects the pro forma effect of the Secondary Offering.

(f) Reflects the decrease in pro forma interest expense resulting from the use of a portion of the net proceeds from both the IPO and Secondary Offering to repay pro forma outstanding debt under the Registrant's credit facility, assuming such transactions were completed as of January 1, 1998.

(g) Reflects the historical operating results of the Motorola antenna site business and the pro forma effect of operations and the related financing of the Motorola Antenna Site Acquisition under the Registrant's credit facility and the issuance of Common Stock, assuming the transaction was completed on January 1, 1998, as follows:


                                                                                                  Adjustments for
                                                            Motorola for the                           Motorola
                                                             Period Ended                              Antenna
                                                                July 4,                                  Site
                                                                1999             Adjustments         Acquisition
                                                          ----------------     -------------      --------------
                                                             (unaudited)         (unaudited)         (unaudited)
Site rental revenue                                       $         42,081     $      (334)(1)    $       41,747
Site operating expenses, excluding depreciation and
   amortization.........................................            24,023          (1,501)(2)            22,522
                                                        ------------------   -------------        --------------
Gross margin, excluding depreciation and
   amortization.........................................            18,058           1,167                19,225
Other expenses:
   Selling, general and administrative..................             5,258            (825)(3)             4,433
   Corporate development................................                --              --                    --
    State franchise, excise and minimum taxes...........                --              --                    --
   Allocated costs from parent..........................             1,534              --                 1,534
   Depreciation and amortization........................             4,197          18,488 (4)            22,685
                                                        ------------------   -------------        --------------
Income (loss) from operations...........................             7,069         (16,496)               (9,427)
Interest expense........................................                --          10,413 (5)            10,413
                                                        ------------------   -------------        --------------
Net income (loss) before income taxes...................  $          7,069     $   (26,909)       $      (19,840)
                                                         =================   =============        ==============

   (1) Represents the pro forma adjustment to site rental revenue for those sites leased from the Registrant by the Motorola antenna site business, as such amounts will be eliminated as a direct result of the Motorola Antenna Site Acquisition.
   (2) Represents the pro forma adjustments to site rental revenue for those sites leased from the Registrant by the Motorola antenna site business, as such amounts will be eliminated as a direct result of the Motorola Antenna Site Acquisition as well as the elimination of certain losses on adverse leases that are accrued for under the Registrant's preliminary application of purchase accounting.
   (3) Represents elimination of historical personnel costs related to employees who will not continue under the Motorola Purchase Agreement that are accrued for under the Registrant's preliminary application of purchase accounting.
   (4) Represents the increase in depreciation and amortization expense as a result of the Registrant's application of purchase accounting and its preliminary fair value determination of acquired assets.
   (5) Represents the additional pro forma interest expense associated with the financing of the Motorola Antenna Site Acquisition under the Registrant's credit facility.